UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                DECEMBER 30, 2005
                        (Date of Earliest Event Reported)


                             ACL SEMICONDUCTORS INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                    000-50140                  16-1642709
          --------                    ---------                  ----------
(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)


              B24-B27,1/F., BLOCK B, PROFICIENT INDUSTRIAL CENTRE,
                      6 WANG KWUN ROAD, KOWLOON, HONG KONG
                    (Address of principal executive offices)


                                 (852) 2799-1996

              (Registrant's telephone number, including area code)



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ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.01.    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

         On December 31, 2005, the Registrant entered into a Stock Purchase Agreement with Classic Electronics Ltd., a Hong Kong corporation ("Classic") and the stockholders of Classic, pursuant to which the Registrant purchased all of the outstanding shares of capital stock of Classic from its two selling stockholders (the "Selling Stockholders") in consideration for the cancellation of approximately $4.0 million of indebtedness owed by the Selling Stockholders to Classic (the "Acquisition") as of the date of acquisition, which consideration is in addition to the $1.0 million paid to Classic by the Registrant in December 2003 as an irrevocable deposit towards the Acquisition through the cancellation of accounts receivable then owing by Classic to the Registrant. Mr. Ben Wong, a director of the Registrant, was a 99.9% shareholder of Classic. The remaining 0.1% of Classic was owned by a non-related party.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial statements of Classic required to be filed under Form 8-K shall be filed by amendment to this Form 8-K not later than 71 calendar days from the date of this Report.

         (b) Pro forma financial statements of the Registrant reflecting the Acquisition required to be filed under Form 8-K shall be filed by amendment to this Form 8-K.

         (c)  Exhibits

              Exhibit 10.1 Stock Purchase Agreement dated as of December 30, 2005 by and among the Registrant, Classic Electronics, Ltd. and the stockholders of Classic Electronics Ltd.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED:  JANUARY 5, 2006

                                            ACL SEMICONDUCTORS INC.



                                             By: /s/ Kenneth Chan
                                                 ----------------------------
                                                 Name: Kenneth Chan
                                                 Title: Chief Financial Officer